                                  EXHIBIT 23

                          C.M. LIFE INSURANCE COMPANY

 SCHEDULE I: SUMMARY OF INVESTMENTS OTHER THAN INVESTMENTS IN RELATED PARTIES

                            AS OF DECEMBER 31, 1997

                                ($ IN MILLIONS)

                                                                                             Fair     Balance
                                                                               Cost or      Value      Sheet
Type of Investment                                                           Other Basis  (see note)   Amount
                                                                             -----------  ----------  --------
Bonds
   U.S. Treasury Securities and obligations of
     U.S. Government Corporations
     and Agencies                                                                 $104.3     $106.3   $  104.3

     Debt Securities issued by Foreign
       Governments                                                                   4.6        4.3        4.6

     Mortgage-backed securities                                                     38.8       39.6       38.8

     State and local governments                                                    20.0       20.3       20.0

     Corporate debt securities                                                     471.8      485.5      471.8

     Utilities                                                                      25.0       26.1       25.0
                                                                                  ------     ------   --------

            Total Bonds                                                            664.5      682.1      664.5

     Common Stocks                                                                  50.2       61.4       61.4
                                                                                  ------     ------   --------

            Total Bonds and
                Common Stock                                                       714.7     $743.5      725.9
                                                                                             ======

Other Investments:

     Mortgage Loans                                                                101.6                 101.6

     Policy Loans                                                                  142.5                 142.5

     Cash and Cash Equivalents                                                      88.4                  88.4

                  Total Other Investments                                            2.2                   2.2
                                                                                  ------              --------

                  Total Investments                                               $947.8              $1,060.6
                                                                                  ======              ========

Note: Fair values for equity securities and fixed maturities approximate those quotations published by applicable stock exchanges or are received from other reliable sources.

                                  EXHIBIT 23
                          C.M. LIFE INSURANCE COMPANY

           SCHEDULE III: SUPPLEMENTARY INSURANCE INFORMATION (1) (2)

                               DECEMBER 31, 1997
                                 (IN MILLIONS)

                                              Policyholders'                 Net      Policy Benefits
                              Policyholders'   Dividends                  Investment    and Payments                     Other
                              Reserves and    Claims and      Premium      and Other    and Increase                   Insurance
Segment                           Funds      Other Benefits    Income      Income (2)    in Reserves  Commissions      Expenses
--------------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1997
Individual line                     $951.0            $4.5        $331.3         $72.1        $290.4        $33.5        $53.0

Year ended December 31, 1996
Individual line                     $907.5            $3.8        $314.4         $76.4        $309.3        $25.0        $48.6

Year ended December 31, 1995
Individual line                     $867.7            $2.1        $260.8         $84.4        $270.3        $14.1        $37.1

(1) Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to mutual life insurance companies.
(2) Includes other income of $(3.2) million, $1.2 million and $15.5 million for 1997, 1996 and 1995, respectively

                                  EXHIBIT 23

                          C.M. LIFE INSURANCE COMPANY

                           SCHEDULE IV: REINSURANCE

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                 (IN MILLIONS)

                                                                                         Ceded
                                                                   Gross               To Other           Net
                                                                   Amount              Companies         Amount
                                                                   ------              ---------         ------
December 31, 1997

     Life insurance in force                                       $36,147.6           $18,127.1       $  18,020.6
                                                                   =========           =========       ===========
     Premium and  other considerations:
          Individual life and annuities                            $   160.6           $    46.8       $     113.8
          Group life                                                     5.0                 0.1               4.9
                                                                   ---------           ---------       -----------
     Total Premium and  other considerations:                      $   165.6           $    46.9       $     118.7
                                                                   =========           =========       ===========
December 31, 1996

     Life insurance in force                                       $24,357.4           $ 7,812.8       $  16,544.6
                                                                   =========           =========       ===========

     Premium and  other considerations:
          Individual life and annuities                            $   126.0           $    46.5       $      79.5
          Group life                                                     8.6                   -               8.6
                                                                   ---------           ---------       -----------
     Total Premium and  other considerations:                      $   134.6           $    46.5       $      88.1
                                                                   =========           =========       ===========

December 31, 1995

     Life insurance in force                                       $19,133.0           $ 7,323.4       $  11,809.5
                                                                   =========           =========       ===========

     Premium and  other considerations:
          Individual life and annuities                            $   134.3           $    50.7       $      83.5
                                                                   =========           =========       ===========